No. l777777

THE COMPANIES ACTS l948 to l983
AND THE COMPANIES ACT l985
as amended by the Companies Act l989

C O M P A N Y    L I M I T E D    B Y    S H A R E S

MEMORANDUM
AND
ARTICLES OF ASSOCIATION

Adopted on 16 July 2002
of

BRITISH AIRWAYS Plc

Incorporated the l3th day of December l983

THE COMPANIES ACTS l948 TO l983
AND THE COMPANIES ACT l985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
(amended by Special Resolutions passed on
26 January l987 and l6 July l99l)

OF
BRITISH AIRWAYS Plc

l. The Name of the Company is "BRITISH AIRWAYS Plc".

2. The Company is to be a public company.

3. The Registered Office of the Company will be situate in England and Wales.

4. The Objects for which the Company is established are:-

(A) To succeed to the undertaking of the British Airways Board (a corporation established by the Civil Aviation Act l97l and constituted in accordance with the British Airways Board Act l977), including all property, rights, liabilities and obligations of the Board, both inside and outside the United Kingdom, which are to be vested in the Company by virtue of section 3 of the Civil Aviation Act l980.

(B) To carry on business as an airline and air transport undertaking and to provide air transport services and carry out all other forms of aerial work, whether on charter terms or otherwise, and to carry on any other trade or business or do anything which is calculated to facilitate or is auxiliary to or associated with such business including to carry on any business now or formerly carried on by the British Airways Board and its subsidiary and associated companies.

(C) To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let and take on hire, and generally deal in all kinds of aircraft, plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things.

(D) To carry on any business involving the ownership or possession of land or other immovable property and to build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, shops, factories, offices, works, machinery, engines and to clear sites for the same or to join with any person, firm or company in doing any of the things aforesaid and to work, manage and control the same or join with others in so doing.

(E) To provide for any person technical advice or assistance, including research services, as respects any matter in which the British Airways Board had or the Company has skill or experience.

(F) To maintain, unless and until terminated in accordance with its provisions, any scheme for the payment of pensions, allowances or gratuities which has been established by virtue of any enactment for the benefit of members, or employees, of the British Overseas Airways Corporation, the British European Airways Corporation or the British Airways Board, or for the benefit of other persons entitled to benefit under such a scheme who are connected with the Corporations or the Board, and which is in force when the Company succeeds to the property, rights, liabilities and obligations of the Board.

(G) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase, exchange or otherwise) and whole of, or any part of the stock, shares, debentures, debenture stocks, bonds or other securities issued or guaranteed by any body corporate, constituted or carrying on business in any part of the world or by any Government, sovereign ruler, commissioner, public body or municipal or local authority and to hold the same as investments and to sell, exchange, carry and dispose of the same.

(H) To enter into contracts, agreements and arrangements with any other company for the carrying out by such other company on behalf of the Company of any of the objects for which the Company is formed.

(I) To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

(J) To enter into any arrangements with any Government or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such Government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(K) To apply for, or join in applying for purchase or by other means acquire and protect, prolong and renew whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, registered designs, protections and concessions, which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting and testing and making researches, and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

(L) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, or otherwise with any company, or with any employees of the Company, including in such case if thought fit the conferring of a participation in the management or its directorate, or with any company carrying on or engaged in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company. And to lend money to, guarantee the contracts of, or otherwise assist any such company, and to take or otherwise acquire shares or securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(M) To subsidise and assist any persons or companies and to act as agents for the collection, receipt or payment of money and generally to act as advisers, consultants, brokers and agents for and render services to customers and others.

(N) To enter into any guarantee, contract of indemnity or suretyship and in particular either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, and to guarantee or secure by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital or by both such methods or by any other means whatsoever the performance of the obligations and the payment of any monies (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by Sections 736 and 736A of the Companies Act l985 as amended by the Companies Act l989, or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person, firm or company whatsoever.

(O) To promote any company for the purpose of acquiring all or any of the property and liabilities of that company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(P) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation and registration of the Company.

(Q) To issue and allot shares or securities of the Company credited as paid up in full or in part or otherwise for cash or for any real or personal property purchased or otherwise acquired or any services rendered to the Company or for any other purpose.

(R) Generally to purchase, take on lease or exchange, hire, take options over or otherwise acquire for any estate or interest any real or personal property and any rights or privileges for the purpose of its business.

(S) To receive money on deposit.

(T) To invest the monies of the Company in any investments and to hold, sell or otherwise deal with such investments and to carry on the business of a property or investment company.

(U) To lend money with or without security and grant or provide credit and financial accommodation to any other person or company and to carry on the business of a banking, insurance or finance company.

(V) To borrow, raise or secure the payment of money in any manner, and in particular by the issue of debentures or debenture stock, perpetual or otherwise charged upon all or any of the Company's undertaking property and assets (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities.

(W) To remunerate any company for services rendered or to be rendered, in placing, or assisting to place, or guaranteeing the placing or procuring the underwriting of any of the shares or debentures, or other securities of the Company or of any company in which the Company may be interested or proposes to be interested, or in or about the formation of the Company or the conduct of the business of the Company.

(X) To subscribe for either absolutely or conditionally or otherwise acquire and hold shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of the Company.

(Y) To draw, make, accept, endorse, discount, execute, issue and deal in bills of exchange, promissory notes, bills of lading, warrants, debentures and other instruments whether negotiable or not.

(Z) To sell, lease, exchange, let on hire, or grant licences, easements, options, servitudes and other rights over and in any other manner dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for any consideration and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether, or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of or turn to account or otherwise deal with all or any part of the property or rights of the Company.

(AA) To adopt such means of making known the business, services and products of the Company as may seem expedient, and in particular by advertising in the press, by circulars, by the promotion of cultural, sporting or recreational events, by purchase and exhibition or works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

(BB) To pay, or make payments for the provision of, pensions, allowances or gratuities, or establish and maintain schemes (whether contributory or not) for such payment for the benefit of any person who is or has been a Director or employee of the Company or any subsidiary, allied or associated company or who has been a member or employee of the British Overseas Airways Corporation, or the British Airways Board or who is the wife, child or other relative or dependant of such a person.

(CC) To support or subscribe to any charitable or public object and any association, institution, society or club which may be for the benefit of the Company or its Directors, officers or employees, or the directors, officers and employees of its predecessors in business, or of any company which is or was a subsidiary, allied or associated company of the Company, or may be connected with any town or place where the Company carries on business; to give charitable aid to any persons (including any Directors) who may have served the Company or its predecessors in business, or any subsidiary, allied or associated company as aforesaid or to the wives, children or other relatives or dependants of such persons or any persons for whom the British Airways Board was empowered to pay pensions, allowances or gratuities; to make payments towards insurance and to form and contribute to provident and benefit funds for the benefit of any Directors or officers of or persons employed by the Company, or of or by its predecessors in business, or of or by any subsidiary, allied or associated company as aforesaid; to subsidise or assist any association of employers or employees, or any trade association and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or for any national, charitable, benevolent, educational, social, public or general or useful object.

(DD) To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of any of its subsidiaries, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of any of its subsidiaries and (so far as for the time being permitted by law) to lend money to employees of the Company or of any subsidiary of the Company or of any company which otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company.

(EE) To obtain any Provisional Order or Act of Parliament for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(FF) To establish, grant and take up agencies in any part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

(GG) To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognised in any foreign country or place.

(HH) To cease carrying on or wind up any business or activity of the Company and to cancel any registration of land to wind up or procure the dissolution of any company in any state or territory.

(II) To distribute any of the property of the Company in specie among its creditors or members.

(JJ) To amalgamate with any other company having objects altogether or in part similar to those of the Company.

(KK) To carry on any other business or activity and do anything of any nature which in the opinion of the Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or of its members.

(LL) To do all such other things as in the opinion of the Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.

(MM) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this Clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act l985 as amended by the Companies Act l989.

And it is hereby declared that the word "company" in this Clause shall be deemed to include any person or partnership or other body of persons whether domiciled in the United Kingdom or elsewhere, and words denoting the singular number only shall include the plural number and vice versa, and so that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects, and in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5. The liability of the Members is limited.

6. The Share Capital of the Company is 50,000 pound sterling divided into 50,000 Shares of 1 pound sterling each.* See note overleaf.

* The Company was incorporated on l3th December, l983 with a Share Capital of 50,000 pound sterling divided into 50,000 Shares of l pound sterling each.

By an Ordinary Resolution passed on 23rd March, l984 the Authorised Share Capital was increased from 50,000 pound sterling to l80,050,000 pound sterling divided into l80,050,000 Shares of l pound sterling each.

By an Ordinary Resolution passed on 4th November, l986 the l80,050,000 Ordinary Shares of l pound sterling each were divided into 720,200,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 26th January, l987 the Authorised Share Capital was increased (conditionally on the whole of the issued share capital being admitted to the Official List by The Stock Exchange not later than 27th February, l987) from l80,050,000 pound sterling to 240,000,000 pound sterling by the creation of 239,800,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on l4th August, l987 the Authorised Share Capital was increased from 240,000,000 pound sterling to 267,000,000 pound sterling by the creation of l08,000,000 new Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 13th July 1993, the Authorised Share Capital was increased from 267,000,000 pound sterling to 327,000,000 pound sterling by the creation of 240,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 15th July 1997, the Authorised Share Capital was increased from 327,000,000 pound sterling to 377,000,000 pound sterling by the creation of 200,000,000 Ordinary Shares of 25p each.

By an Ordinary Resolution passed on 16th July 2002, the Authorised Share Capital was increased from 377,000,000 pound sterling to 378,000,000 pound sterling by the creation of 3,999,999 Ordinary Shares of 25p each and one Special Voting Share of 25p.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.

Number of shares
NAMES, ADDRESSES & DESCRIPTIONS OF	taken by each
SUBSCRIBERS	Subscriber

LAURENCE OATES,
Wavendon,
Wych Hill Lane,
Woking,
Surrey.
Civil Servant One

ROGER ERIC CLARKE,
64 Scotts Lane,
Shortlands,
Bromley ,
Kent. BR2 0LX
Civil Servant One

DATED the 6th day of December, l983.
WITNESS to all the above Signatures:-
PETER GEORGE HANDLEY,
44 Eighth Avenue,
Sundon Park,
Luton,
Bedfordshire,
LV3 3DW
Civil Servant

INDEX

	Article No	Page No.

ACCOUNTS	133-134	65
ALTERATION OF SHARE CAPITAL	6-9	6
ALTERNATE DIRECTORS	94	48
AUDITORS	135-136	66
AUTHENTICATION OF DOCUMENTS	116	60
BORROWING POWERS	105	53
CAPITALISATION OF PROFITS AND RESERVES	131-132	63
CALLS ON SHARES	20-25	10
CORPORATIONS ACTING BY REPRESENTATIVES	75-75A	43
DIRECTORS (See also Article 105 and 146):-	76-84	44
Alternate Directors	94	48
Appointment and Retirement of Directors	85-93	46
Committees	102-104	52
Executive Directors	83-84	46
Expenses	80	45
Insurance	81	45
General Powers	106-112	58
Meeting and Proceedings	95-104	49
Number	76	44
Pensions	81	48
Qualification	77	44
Remuneration	78	44
Special Directors	112	59
Voting	97-98	50
DISCLOSURE OF INTERESTS	43	15
DIVIDENDS	118-130	61
FORFEITURE AND LIEN	26-34	10

INDEX

	Article No	Page No.

GENERAL MEETINGS	49-50	33
Notice of General Meetings	51-53	33
Proceedings at General Meetings	54-74A	35
INDEMNITY	146	68
LIMITATIONS ON SHARE OWNERSHIP	44	18
NOTICES	137-142	66
PRELIMINARY	1-2	1
PRESIDENT	109	59
PROVISION FOR EMPLOYEES	145	68
RESERVES	117	61
SEAL	114-115	60
SECRETARY	113	60
SHARE CAPITAL:-	3	4
Alteration of share capital	6-9	6
Increase	6	6
Reduction	8-9	6
Sub-division, Consolidation, etc.	7	6
SHARE CERTIFICATES (see also Article 114)	15-19	9
SHARES	10-14	7
Calls on Shares	20-25	10
Equitable Interests Not Recognised	14	8
Issue of Shares	10-12	7
Purchase of Shares	8	7
Renunciation of Allotment	13	8
Special Voting Share	3A	4
Transfer of Shares	35-42	13
Transmission of Shares	45-47	31
Limitations on Share Ownership	44	18
Variation of Rights	4-5	4
UNTRACED SHAREHOLDERS	48	32
VARIATION OF RIGHTS	4-5	4
VOTES OF MEMBERS	64-74A	40
WINDING UP	143-144	68

THE COMPANIES ACTS l985 TO l989

C O M P A N Y    L I M I T E D    B Y    S H A R E S

ARTICLES OF ASSOCIATION
adopted on 16 July 2002

OF
BRITISH AIRWAYS Plc

PRELIMINARY

l. The regulations in Table A in The Companies (Tables A to F) Regulations l985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.

2. In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:-

address	In relation to electronic communications, includes any number or address used for the purposes of such communications

Electronic Signature

Anything in electronic form which the Directors require to be incorporated into, or otherwise associated with, an electronic communication for the purpose of establishing the authenticity or integrity of the communication

The Act	The Companies Act 1985

The Statutes	The Act, the Regulations and every other statute and regulation for the time being in force concerning companies and affecting the Company

These Articles	These Articles of Association as from time to time altered

Office	The registered office of the Company for the time being

Transfer Office	The place where the Register of Members is situate for the time being

Seal	The common seal of the Company

Securities Seal	An official seal kept by the Company by virtue of Section 40 of the Act

Special Voting Share	The special voting share of 25p in the capital of the Company

The United Kingdom	Great Britain and Northern Ireland

Month	Calendar month

Year	Calendar year

Paid	Paid or credited as paid

The Regulations	The Uncertificated Securities Regulations 2001
(SI 2001 No. 2001/3755)

Stock Exchange Nominee

means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange (being a person designated for the purposes of Section 185 of the Act in the rules of the recognised investment exchange in question)

The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder".

The expression "Employees' Share Scheme" bears the meaning ascribed thereto by Section 743 of the Act.

The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary including a joint, assistant or deputy Secretary.

The expressions "recognised clearing house" and "recognised investment exchange" bear the meanings ascribed thereto by Section l85 of the Act.

The expression "electronic communications" bears the meaning ascribed thereto by Section 15 of the Electronic Communications Act 2000.

References to a document being "executed" include references to its being executed under hand or under seal or by any other method except by means of an Electronic Signature.

References to a document being "signed" or to "signature" include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an Electronic Signature.

References to "in writing" include references to any method of representing or reproducing words in a legible and non-transitory form, including by way of electronic communications where specifically provided in a particular Article or where permitted by the Directors in their absolute discretion.

All such of the provisions of these Articles as are applicable to paid-up shares shall also apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

References to "procedural resolutions" comprise all resolutions put to a General Meeting which were not included in the notice of such meeting or any subsequent notice to shareholders but which nevertheless fall to be considered by such meeting.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force and references to any EC Council Regulation shall be construed as relating to any amendment or re-adoption thereof for the time being in force.

Subject as aforesaid, any words or expressions defined in or for the purposes of the Act or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles or the Statutes and where for any purpose an Extraordinary Resolution is so required a Special Resolution shall be effective.

Except for the purposes of Articles 36 and 44, a person shall be deemed to have an "Interest" in relation to shares if such person has an interest which would be taken into account in determining for the purposes of Part VI of the Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes) or any interest referred to in Section 209(l)(a), (b) and (e) of the Act (except that of a bare or custodian trustee under the laws of England or a simple trustee under the laws of Scotland), and "interested" shall be construed accordingly.

SHARE CAPITAL

3. The share capital of the Company at the date of the adoption of these Articles is 378,000,000 pound sterling divided into l,511,999,999 Ordinary Shares of 25p each and one Special Voting Share of 25p.*

SPECIAL VOTING SHARE

3A               (A) The Special Voting Share shall not entitle its holder(s) to any dividend or any other right to participate in the profits of the Company.

(B) On a return of capital on a winding-up of the Company, the holder(s) of the Special Voting Share shall be entitled to receive (after holders of Ordinary Shares have received an amount equal to the nominal amount paid up on the Ordinary Shares held by them together with the sum of 100,000 pound sterling on each Ordinary Share) an amount equal to the nominal value of such share. The Special Voting Share shall not entitle its holder(s) to any further right of participation in the assets of the Company, whether on a winding up, a reduction of capital or otherwise.

(C) The Company shall, at any time, be entitled to redeem the Special Voting Share for an amount equal to the nominal value of such share. Notice of such redemption shall be given to the holder(s) of the Special Voting Share at least two business days prior to the date of redemption. The holder(s) of the Special Voting Share shall deliver the share certificate representing the Special Voting Share to the Company on or prior to the date of redemption and, from the date of redemption, such share certificate shall cease to be valid.

(D) The Special Voting Share shall entitle its holder(s) to the voting rights set out in Article 64A.

VARIATION OF RIGHTS

4.                 (A) Subject to the provisions of Article 4(B) below, whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be at least two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

(B) Any variation or abrogation of the rights of the Special Voting Share shall only be effective with the consent in writing of the holder(s) of the Special Voting Share, which shall be an effective consent for the purposes of paragraph (A) of this Article 4 above. For the avoidance of doubt, any amendment to, or removal of, or alteration of the effect of (which, for the avoidance of doubt, shall include the ratification of any breach of) all or any of the following provisions of the Articles shall be considered to be a variation or abrogation of the rights of the Special Voting Share:-

(i) the definition in Article 2 of "Special Voting Share" and the paragraph in Article 2 defining "procedural resolutions";

(ii) Article 3A;

(iii) this paragraph (B) of this Article 4;

(iv) Article 36;

(v) Article 38(B);

(vi) Article 43;

(vii) Article 44;

(viii) Article 60(A);

(ix) Article 60(B), to the extent that it relates to the Special Voting Share;

(x) Article 63, to the extent that it relates to the Special Voting Share;

(xi) Article 64A;

(xii) Article 71A; and

(xiii) Article 72(F).

5. The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

ALTERATION OF SHARE CAPITAL

6. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

7.                 (A) The Company may by Ordinary Resolution:-

(i) consolidate or consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(iii) sub-divide or consolidate and sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(B) Whenever as a result of a consolidation and/or sub-division of shares any members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members and the Directors may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

8. Subject to the provisions of the Statutes, the Company may purchase any of its own shares (including any redeemable shares). Every contract for the purchase by the Company of, or under which it may become entitled or obliged to purchase, its own shares shall, in addition to such authorisation as may be required by the Statutes, be sanctioned by a separate General Meeting of the holders of each class of shares in issue convertible into equity share capital of the Company, unless the terms of issue of such shares provide for the Company purchasing its own equity shares. Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Notwithstanding anything to the contrary contained in these Articles, the special rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

9. Subject to the provisions of the Statutes, the Company may reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner authorised by law.

SHARES

l0. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company and/or the holder are liable, to be redeemed.

11.                 (A) Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

(B) (i) Pursuant to and in accordance with Section 80 of the Act, the Directors shall be generally authorised to exercise for each prescribed period all the powers of the Company to allot and to make offers or agreements to allot relevant securities up to an aggregate nominal amount equal to the prescribed amount; provided that the aggregate nominal amount of the equity securities allotted wholly for cash during such period otherwise than in connection with a rights issue shall not exceed the Section 89 amount.

(ii) Pursuant to and within the terms of the said authority the Directors shall be empowered during each prescribed period to allot or make offers or agreements to allot equity securities as if Section 89(l) of the Act did not apply to any such allotment.

(iii) The said authority and the said power shall allow and enable the Directors to make offers or agreements which would or might require the making of allotments after the expiry thereof.

(iv) For the purposes of this Article:-

(a) "rights issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of Ordinary Shares on the Register of Members on a fixed record date in proportion to their then holdings of such shares and to other persons so entitled by virtue of the rights attaching to any other securities held by them (but subject in both cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or stock exchange in, any territory);

(b) the nominal amount of any equity securities shall be taken to be, in the case of rights to subscribe for or convert any securities into shares of the Company, the maximum nominal amount of such shares which may fall to be allotted pursuant to such rights;

(c) "the Section 89 amount" shall, for the period ending on the date of any Annual General Meeting, be that stated in the relevant Special Resolution of the previous Annual General Meeting whether passed before or after the adoption of these Articles;

(d) "prescribed period" means the period (not exceeding five years on any occasion) for which the authority and power conferred by sub-paragraphs (i) and (ii) above (or their predecessor provisions) are conferred, renewed or extended by a Special Resolution of the Company stating the prescribed amount for such period; and

(e) "the prescribed amount" shall be that stated in the relevant Special Resolution.

l2. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

l3. The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

l4. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

l5. Every share certificate shall be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) or such other form of authentification as the Directors may determine, and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a Stock Exchange Nominee.

l6. In the case of a share held jointly by several persons in certificated form, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

l7. Any person (subject as aforesaid) whose name is entered in the Register of Members in respect of any shares held in certificated form of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor, either (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within fourteen days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer.

l8. Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares shall be issued in lieu without charge.

l9.                 (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares shall be issued in lieu without charge.

(B) If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if and on such terms as they think fit, comply with such request.

(C) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

(D) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

20. The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

2l. Each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

22. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding l5 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

23. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

25. The Directors may if they think fit receive from any member willing to advance the same all or any part of the monies (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and (until and to the extent that the same would but for such advance become payable) the Company may pay interest upon the money so received at such rate (not exceeding l5 per cent. per annum) as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

26. If a member fails to pay in full any call or instalment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

27. The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

28. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

29. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to take any action required to transfer a forfeited or surrendered share to any such other person as aforesaid.

30. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all monies which at the date of forfeiture or surrender were then payable by him to the Company in respect of the shares with interest thereon at l5 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or waive payment in whole or in part.

3l. The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share and, subject to the Statutes, the Company shall also have a first and paramount lien on every share (not being a fully-paid share) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

32. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is then payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. Without prejudice to Article 33, the Directors may, if necessary, authorise some person to take any action required to transfer any share for the purposes of a sale pursuant to this Article.

33. For the purpose of a sale under Article 32 of a share held in certificated form, the Directors may appoint any person to execute as transferor an instrument of transfer in favour of the transferee and may enter the name of the transferee in respect of the transferred share in the Register of Members notwithstanding the absence of any share certificate and such instrument of transfer shall be as effective as if it had been executed by the holder. The net proceeds of such sale shall be received by the Company, shall be converted into sterling (if necessary) and shall be held on trust for and paid (together with interest at such rate as the Directors deem appropriate) to the former holder (or, in the case of joint holders, the first-named joint holder thereof in the Register of Members) upon surrender by him or on his behalf of any certificate in respect of the share sold and formerly held by him. When a share has been sold as aforesaid the Directors shall notify the former holder of the share and inform him that the net proceeds of sale of the share will be paid to him upon surrender by him or on his behalf of any certificate in respect of the share.

34. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together, if the share is held in certificated form, with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by an irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

35.                (A)    All transfers of shares which are held in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

                     (B)    All transfers of shares which are held in uncertificated form may be effected by means of a relevant system (as defined in the Regulations).

36.                (A) The Directors shall not register any person as a holder of any share in the Company (other than a holder of the Special Voting Share or an allottee under an issue of shares by way of capitalisation of profits or reserves made pursuant to these Articles or a Stock Exchange Nominee or a Depository (as defined in Article 44)) unless:-

(i) in the case of shares held in certificated form, such person has furnished to the Directors a declaration (in such form as the Directors may from time to time prescribe) signed by him or on his behalf (or, in the case of a corporation, sealed by the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation), together with such evidence as the Directors may require of the authority of any signatory on behalf of such person, stating (a) the name and nationality of any person who has an Interest in any such share and (if such declaration or the Directors so require) the nature and extent of the Interest of each such person; and/or (b) such other information as the Directors may from time to time determine;

(ii) in the case of shares held in uncertificated form, the Directors receive such information relating to nationality as the Directors may from time to time determine through a relevant system (as defined in the Regulations). The Directors shall, in any case where they may consider it appropriate, require such person or the Operator to provide such evidence or give such information as to the matters referred to in the declaration as they think fit. The Directors shall decline to register any person as a holder of a share held in certificated form if such further evidence or information is not provided or given. The Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person if they register any person as the holder of a share on the basis of a declaration or other evidence or information provided pursuant to this Article 36(A) which declaration, evidence or information appears on its face to be correct. Nothing in this Article 36(A) shall in any way restrict the exercise by the Directors of their powers pursuant to Article 44(H).

(B) For the purpose of this Article 36, the expression "Interest" shall have the meaning set out in Article 44(B).

37. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares except that, in respect of any shares which are participating securities, the Register of Members shall not be closed without the consent of the Operator. The Register of Members shall not be closed for more than thirty days in any year.

38.               (A) The Directors may, in the case of shares held in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register a transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

(B) The Directors may, in their absolute discretion, refuse to register any transfer of the Special Voting Share whatsoever.

(C) If the Directors refuse to register a transfer they shall within two months after the date on which:-

(i) the instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or

(ii) the Operator-instruction requiring the Company to register a transfer of title to shares held in uncertificated form was received by the Company (in the case of shares held in uncertificated form), send to the transferee notice of the refusal, except where such refusal is made pursuant to Article 44(H) when such notice shall be sent within fourteen days after such date.

39. The Directors may decline to recognise any instrument of transfer relating to shares held in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares held in certificated form by a Stock Exchange Nominee the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

40. All instruments of transfer which are registered may be retained by the Company.

41. No fee will be charged by the Company in respect of the registration of any transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

42. The Company shall be entitled to destroy all instruments of transfer, and the declarations and other evidence or information relating thereto furnished or provided pursuant to Article 36, which have been registered at any time after the expiration of three years from the date of registration thereof (but shall retain thereafter a non-documentary record thereof) and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:-

(i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

DISCLOSURE OF INTERESTS

43.               (A) The Directors may by notice in writing (in this Article called "a

Disclosure Notice") require any member or other person appearing to be interested or appearing to have been interested in the shares of the Company to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or Interests in the shares in question as lies within the knowledge of such member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing):-

(i) any information which the Company is entitled to seek pursuant to Section 2l2 of the Act; and

(ii) any information which the Directors shall deem necessary or desirable in order to determine whether any shares are Relevant Shares (as defined in Article 44(B)) or are capable of being Affected Shares (as so defined) or whether it is necessary to take steps in order to protect an Operating Right (as so defined) of the Company or any subsidiary of the Company or otherwise in relation to the application or potential application of Article 44.

(B) The Directors may give a Disclosure Notice pursuant to paragraph (A) of this Article at any time and the Directors may give one or more than one such notice to the same Member or other person in respect of the same shares.

(C) Where the member on which a Disclosure Notice is served is a Depositary (as defined in Article 44(B)) acting in its capacity as such, the obligations of the Depositary, as a member pursuant to Article 43(A), shall be limited to disclosing to the Company in accordance with Article 43(A) such information relating to the ownership of or Interests in the shares in question as has been recorded by it pursuant to the terms entered into between the Depositary and the Company; Provided that nothing in this Article 43(C) shall in any other way restrict the powers of the Directors under Article 43.

(D) The provisions of Article 44(K) shall apply, mutatis mutandis, to the service of notices pursuant to this Article.

(E) If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a Disclosure Notice under this Article and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a "direction notice") to such member direct that in respect of the shares in relation to which the default has occurred (the "default shares") the member shall not be entitled to vote either personally or by proxy at a General Meeting of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

(F) Where the default shares represent at least 0.25 per cent. of the issued shares of that class, then the direction notice may additionally direct:-

(i) that any dividend or other money which would otherwise be payable in respect of each of the default shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member (and the Company shall also be entitled to retain shares to be issued in lieu of any such dividend); and/or

(ii) that no transfer of any of the default shares held by such member in certificated form shall be registered unless:-

(a) the member is not himself in default as regards supplying the information required; and

(b) the transfer is of part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer is a default share.

(G) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(H) Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues but shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member). Any direction notice shall cease to have effect in relation to any default shares which are transferred by such member by means of an approved transfer.

(I) For the purpose of this Article:-

(i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under Section 212 of the Act which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and/or any other relevant notification pursuant to Section 212 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii) the prescribed period is 28 days from the date of service of the notice except that, if the default shares represent at least 0.25 per cent. of the issued share of that class, the prescribed period is l4 days from such date; and

(iii) a transfer of shares is an approved transfer if but only if:-

(a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover for a company (as defined in Section 428 of the Act); or

(b) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with other persons appearing to be interested in such shares; or

(c) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

(J) Nothing contained in this Article shall limit the power of the Directors under Section 2l6 of the Act.

LIMITATIONS ON SHARE OWNERSHIP

44.               (A) The purpose of this Article is to ensure that so long as and to the extent that the holding or enjoyment by the Company or any subsidiary of the Company of any Operating Right is conditional on the Company being to any degree owned or controlled by United Kingdom nationals or by nationals of Member States, the Company is so owned and controlled.

(B) In this Article:- "Affected Share" means any share which shall be treated as such pursuant to sub-paragraph (ii) of paragraph (D) of this Article;

"Affected Share Disposal" means a disposal or disposals of or of interests in an Affected Share such that the Share ceases to be an Affected Share;

"Affected Share Notice" means a notice in writing served in accordance with the provisions of paragraph (E) of this Article;

"British Citizen" has the meaning ascribed thereto in the British Nationality Act l98l;

"business day" means a day upon which dealings in domestic securities may take place on and with the authority of the London Stock Exchange (and this definition shall also apply for the purposes of Articles 3A);

"Depositary" means a custodian or other person approved by the Directors appointed under contractual arrangements with the Company (or a nominee for such custodian or other person) whereby such custodian or other person holds or is interested in Shares and issues securities evidencing the right to receive such Shares;

"Depositary Receipts" means receipts or similar documents of title issued by or on behalf of a Depositary;

"Depositary Shares" means the Shares held by a Depositary or in which such Depositary is interested in its capacity as a Depositary;

"EU Citizen" means any national of a Member State;

"Exempted Share" means any Share which is at the material time held by (or by a nominee or custodian trustee for):-

(i) a trustee (acting in its capacity as such) of any Employees' Share Scheme established by the Company or any other scheme or arrangement principally for the benefit of employees of the Company and/or its subsidiaries which has been approved by the Company in General Meeting;

(ii) a trustee (acting in its capacity as such) of any superannuation fund or retirement benefits scheme which has been approved by the Board of Inland Revenue and established wholly or mainly for United Kingdom employees of the Company or of any other business or undertaking carried on (wholly or mainly) in the United Kingdom otherwise than by a Relevant Person;

(iii) any charity which is registered under the provisions of the Charities Act l960; or

(iv) any exempt charity within the meaning of that Act;

In this Article 44 and in Article 36, a person shall be deemed to have an "Interest," in relation to shares, if:-

(i) such person has an interest which would (subject as provided below) be taken into account, or which he would be taken as having, in determining for the purposes of Part VI of the Act whether a person has a notifiable interest; or

(ii) he has any such interest as is referred to in Section 209(l)(a), (b) or (e) of the Act, but shall not be deemed to have an Interest in any shares in which his spouse or any infant child or stepchild (or, in Scotland, any child or step-child under the age of 18 years) of his is interested by virtue of his relationship with the spouse, infant child or stepchild or any shares which he holds as a bare or custodian trustee under the laws of England or as a simple trustee under the laws of Scotland, and "interested" shall be construed accordingly;

"Intervening Act" means the refusal, withholding, suspension or revocation of any Operating Right applied for, granted to or enjoyed by the Company or any subsidiary of the Company, or the imposition of any conditions or limitations upon any such Operating Right which materially inhibit the exercise thereof, in either case by any state, authority or person in reliance upon any provision or by reason of any matter or circumstance relating to the nationality of persons owning or controlling (however described) the Company;

"Member State" means any state that from time to time is, or is deemed to be, a Member State for the purposes of Council Regulation (EEC) No. 2407/92 of 23 July 1992 (as amended or readopted) on licensing of air carriers, including (for the avoidance of doubt) any state that is from time to time a member state of the European Community and/or the European Economic Area;

"Operating Right" means all or any part of any authority, permission, licence or privilege, whether granted or enjoyed pursuant to an Air Services Agreement or otherwise, which enables an air service to be operated;

"Permitted Maximum" means, if at any time the Directors have specified a maximum under sub-paragraph (ii)(c) of paragraph (D) of this Article, that aggregate number of Shares which they have so specified as the maximum aggregate permitted number of Relevant Non-EU Shares or, as the case may be, Relevant Non-UK Shares;

"Relevant Non-EU Person" means:

(i) any individual who is not an EU Citizen;

(ii) any body corporate other than a body corporate which is incorporated under the laws of any part of, and which has its principal place of business and central management and control in, a Member State;

(iii) a government or governmental department, agency or body, otherwise than of a Member State or any part thereof;

(iv) any municipal, local, statutory or other authority or any undertaking or body formed or established in any country other than a Member State; and/or

(v) any person who (a) falls within any of the foregoing paragraphs of this definition and (b) would be taken to be interested in any Shares pursuant to the provisions of Section 203 of the Act if a body corporate were interested in those Shares;

"Relevant Non-UK Person" means:-

(i) any individual who is not a British Citizen;

(ii) any body corporate other than a body corporate which is incorporated under the laws of any part of, and which has its principal place of business and central management and control in, the United Kingdom;

(iii) a government or governmental department, agency or body, otherwise than of the United Kingdom or any part thereof;

(iv) any municipal, local, statutory or other authority or any undertaking or body formed or established in any country other than the United Kingdom; and/or

(v) any person who (a) falls within any of the foregoing paragraphs of this definition and (b) would be taken to be interested in any Shares pursuant to the provisions of Section 203 of the Act if a body corporate were interested in those Shares;

"Relevant Person" means a Relevant Non-EU Person or, as the case may be, a Relevant Non-UK Person;

"Relevant Non-EU Share" means any Share, other than the Special Voting Share, an Exempted Share or a Share particulars of which are removed by the Directors from the Separate Non-EU Register pursuant to paragraph (C)(vi) of this Article, in which a Relevant Non-EU Person has an Interest or which is declared by the Directors to be a Relevant Non-EU Share pursuant to paragraph (C)(v) of this Article;

"Relevant Non-UK Share" means any Share, other than the Special Voting Share, an Exempted Share or a Share particulars of which are removed by the Directors from the Separate Non-UK Register pursuant to paragraph (C)(iv) of this Article, in which a Relevant Non-UK Person has an Interest or which is declared by the Directors to be a Relevant Non-UK Share pursuant to paragraph (C)(iii) of this Article;

"Relevant Share" means a Relevant Non-EU Share or, as the case may be, a Relevant Non-UK Share;

"Separate Non-EU Register" means the register to be maintained in accordance with paragraph (C)(ii) of this Article;

"Separate Non-UK Register" means the register to be maintained in accordance with paragraph (C)(i) of this Article;

"Separate Register" means the Separate Non-EU Register or, as the case may be, the Separate Non-UK Register; and

"Share" means any share in the relevant share capital of the Company as that expression is defined in Section l98(2) of the Act.

(B)               (i) The Directors shall maintain, in addition to or, if the Register of Members is maintained in a non-documentary form, in a fashion such that it is distinct from, the Register of Members and the Separate Non-EU Register, a Separate Non-UK Register, in which shall be entered particulars of any Share which:-

(a) has been acknowledged by the holder (or by any one of joint holders) or the Operator, whether pursuant to a declaration made in accordance with Article 36 or sub-paragraph (iv) below or otherwise, to be a Relevant Non-UK Share; or

(b) has been declared to be a Relevant Non-UK Share pursuant to sub-paragraph (v) below; and in either case which has not ceased to be a Relevant Non-UK Share.

(ii) The Directors shall maintain, in addition to or, if the Register of Members is maintained in a non-documentary form, in a fashion such that it is distinct from, the Register of Members and the Separate Non-UK Register, a Separate Non-EU Register, in which shall be entered particulars of any Share which:

(a) has been acknowledged by the holder (or by any one of joint holders) or the Operator, whether pursuant to a declaration made in accordance with Article 36 or sub-paragraph (iv) below or otherwise, to be a Relevant Non-EU Share; or

(b) has been declared to be a Relevant Non-EU Share pursuant to sub-paragraph (v) below; and in either case which has not ceased to be a Relevant Non-EU Share.

(iii) The particulars entered on each Separate Register in respect of any Share shall comprise, in addition to the identity of the holder or joint holders, such information as has been requested by and supplied to the Directors (regarding, where appropriate, the name and nationality of any person having an Interest in such Share and the nature and extent of the Interest of each such person) pursuant to a declaration made in accordance with Article 36 or sub-paragraph (iv) below or otherwise or, if no such information has been supplied, such information as the Directors consider appropriate. The Directors may from time to time (if they so determine) cause to be entered in the relevant Separate Register particulars of any Share in respect of which the holder or any joint holder or the Operator has not made a declaration as to whether or not the Share is a Relevant Share and all or some specified number of the Depositary Shares in respect of which Depositary Receipts have been issued by a Depositary (and any number so specified may from time to time be varied by the Directors).

(iv) Each registered holder of a Share which has not been acknowledged to be a Relevant Share who becomes aware that such Share is or has become a Relevant Share shall forthwith notify the Company accordingly, specifying whether such Share is or has become a Relevant Non-EU Share or a Relevant Non-UK Share.

(v) Whether or not a Disclosure Notice pursuant to Article 43 has been given, the Directors may, and if at any time it appears to the Directors that a Share, particulars of which have not been entered in the relevant Separate Register, is likely to be a Relevant Share shall, give notice in writing to the registered holder thereof or to any other person who appears to them to be interested in that Share or to the Operator, requiring such person to show to their satisfaction that such a share is not a Relevant Share. Any person on whom such notice has been served and any other person who is interested in such Share and the Operator may within twenty-one days thereafter (or such longer period as the Directors may consider reasonable) make representations to the Directors as to why such Share should not be treated as a Relevant Share but if, after considering such representations and such other information as seems to them relevant, the Directors are not so satisfied, the Directors shall declare such Share to be a Relevant Share and it shall thereupon be treated as such.

(vi) The Directors shall remove from the relevant Separate Register particulars of any Relevant Share if there has been furnished to them a declaration (in such form as the Directors may from time to time prescribe) by the holder of such Relevant Share or the Operator, together with such other evidence as the Directors may require, which satisfies the Directors either that such Share is no longer a Relevant Share or that, by reason of the fact that an Interest in such Share is held by a person who is not a Relevant Person or the nature of the Interest of the Relevant Person, such Share should not be treated as a Relevant Share.

(D)               (i) The provisions of sub-paragraph (ii) below shall apply where the Directors determine that it is necessary or desirable to take steps in order to protect any Operating Right of the Company or any subsidiary of the Company or the status of the Company or such subsidiary as a United Kingdom airline by reason of the fact that:-

(a) an Intervening Act has taken place;

(b) an Intervening Act is contemplated, threatened or intended;

(c) the aggregate number of Relevant Shares particulars of which are entered in either of the Separate Registers is such that an Intervening Act may occur or be contemplated, threatened or intended; or

(d) the ownership or control of the Company is otherwise such that an Intervening Act may occur or be contemplated, threatened or intended, in the case of each of (c) and (d) above, taking into account (inter alia) the likelihood of further increases in the aggregate number of Relevant Shares and/or other changes in the ownership or control of the Company.

(ii) Where a determination has been made under sub-paragraph (i) of this paragraph, the Chairman (or any Director duly acting in place of the Chairman) or the Directors, as the case may be, shall take such of the following steps, either immediately upon such determination being made or at any time or times thereafter, as seems to him or them necessary or desirable to overcome, prevent or avoid an Intervening Act or the risk of an Intervening Act:-

(a) the Chairman (or any Director duly acting in place of the Chairman) may remove any Director before the expiration of his term of office;

(b) the Directors may seek to identify, in accordance with paragraph (G) below, those Shares or Relevant Shares (whether Relevant Non-EU Shares or Relevant Non-UK Shares) the interests in which gave rise or contributed to the determination, or would in their sole opinion, if details thereof had been entered on the relevant Separate Register at the relevant time, have given rise to a determination, and to deal with such Shares as Affected Shares; Provided that (for the avoidance of doubt) the Directors may not identify or deal with the Special Voting Share as an Affected Share;

(c) the Directors may specify a Permitted Maximum of Relevant Non-EU Shares and/or a Permitted Maximum of Relevant Non-UK Shares or vary any Permitted Maximum previously specified, provided that at no time shall any Permitted Maximum be less than 25 per cent. of the aggregate number of Shares and, at any time when the aggregate number of Relevant Non-EU Shares and/or Relevant Non-UK Shares of which particulars are entered in the relevant Separate Register exceeds any Permitted Maximum applying for the time being, the Directors may deal with such of the Relevant Non-EU Shares and/or Relevant Non-UK Shares as they decide are in excess of such Permitted Maximum as Affected Shares; and/or

(d) the Directors may serve a Voting Notice in accordance with Article 64A.

(E) The Directors shall give an Affected Share Notice to the registered holder of any Share which they determine to deal with as an Affected Share and to any other person who appears to them to be interested in that Share and to the Operator (in the case of a Share held in uncertificated form) and shall state which of the provisions of paragraph (F) of this Article (all of which shall be set out in the Notice) are to be applied forthwith in respect of such Affected Share. The Directors shall be entitled from time to time to serve further Affected Share Notices in respect of any Affected Share applying further provisions of paragraph (F) of this Article. The registered holder of a Share in respect of which an Affected Share Notice has been served or any other person on whom an Affected Share Notice in respect of that Share has been served (including the Operator) may make representations to the Directors as to why such Share should not be treated as an Affected Share and if, after considering such representations and such other information as seems to them relevant, the Directors consider that the Share should not be treated as an Affected Share they shall forthwith withdraw the Affected Share Notice served in respect of such Share and the provisions of paragraph (F) shall no longer apply to it. For the avoidance of doubt, any Share which the Directors determine to deal with as an Affected Share shall continue to be an Affected Share unless and until the Directors withdraw the Affected Share Notice relating thereto.

(F)               (i) A registered holder of an Affected Share upon whom an Affected Share Notice has been served shall not (if such Affected Share Notice specifies that the provisions of this sub-paragraph (i) are to apply thereto) be entitled, in respect of such Share, to attend or to speak at any General Meeting of the Company or any meeting of the holders of any class of Shares or to vote at any such meeting and the rights to attend (whether in person or by proxy), to speak and to demand and vote on a poll which, but for the provisions of this sub-paragraph (i), would have attached to the Affected Share shall vest in the chairman of such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting as aforesaid shall be informed by the Directors of any Share becoming or being deemed to be an Affected Share.

(ii)               (a) The persons on whom an Affected Share Notice has been served shall (if such Affected Share Notice specifies that the provisions of this sub-paragraph (ii) are to apply thereto), within ten (10) business days of receiving such Affected Share Notice (or such longer period as may in such Notice be prescribed by the Directors), make an Affected Share Disposal so that no Relevant Non-EU Person has an Interest in that Share and, upon such Affected Share Disposal being made to the satisfaction of the Directors, such Affected Share shall cease to be a Relevant Non-EU Share. The provisions of paragraph (H) of this Article shall apply to any transfer in connection with an Affected Share Disposal under this sub-paragraph if as a consequence of the transfer such Share would continue, or be capable of continuing, to be an Affected Share.

(b) If, after ten (10) business days from the date of service on the registered holder of an Affected Share of an Affected Share Notice specifying that the provisions of this sub-paragraph (ii) are to apply (or such longer period as the Directors may have prescribed), the Directors are not satisfied that an Affected Share Disposal has been made of, or in relation to, the Affected Share the subject thereof, the Directors may arrange for the sale of the Affected Share on behalf of the registered holder so that it ceases to be or to be capable of being treated as an Affected Share at the best price reasonably obtainable at the relevant time. The manner, timing and terms of any such Affected Share Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made) shall be such as the Directors determine, based upon advice from any bankers, brokers or other appropriate persons consulted by them for the purpose, to be reasonably practicable having regard to all the circumstances (including but not limited to the number of Shares to be disposed of) and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

(iii)               (a)     The persons on whom an Affected Share Notice has been served shall (if such Affected Share Notice specifies that the provisions of this sub-paragraph (iii) are to apply thereto), within ten (10) business days of receiving such Affected Share Notice (or such longer period as may in such Notice be prescribed by the Directors), make an Affected Share Disposal so that no Relevant Non-UK Person has an interest in that Share and, upon such Affected Share Disposal being made to the satisfaction of the Directors, such Affected Share shall cease to be a Relevant Non-UK Share. The provisions of paragraph (H) of this Article shall apply to any transfer in connection with an Affected Share Disposal under this sub-paragraph if as a consequence of the transfer such Share would continue, or be capable of continuing, to be an Affected Share.

(b) If, after ten (10) business days from the date of service on the registered holder of an Affected Share of an Affected Share Notice specifying that the provisions of this sub-paragraph (iii) are to apply (or such longer period as the Directors may have prescribed), the Directors are not satisfied that an Affected Share Disposal has been made of, or in relation to, the Affected Share the subject thereof, the Directors may arrange for the sale of the Affected Share on behalf of the registered holder so that it ceases to be or to be capable of being treated as an Affected Share at the best price reasonably obtainable at the relevant time. The manner, timing and terms of any such Affected Share Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made) shall be such as the Directors determine, based upon advice from any bankers, brokers or other appropriate persons consulted by them for the purpose, to be reasonably practicable having regard to all the circumstances (including but not limited to the number of Shares to be disposed of) and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

(iv) For so long as an Affected Share is held in uncertificated form, in circumstances where the Directors are obliged, pursuant to sub-paragraph (ii)(b) or (iii)(b) of this paragraph (F), to arrange for the sale of the Affected Share, the Directors may make such arrangements on behalf of the registered holder of the Affected Share as they may think fit either:-

(a) to transfer title to that Affected Share through a relevant system (as defined in the Regulations); or

(b) to convert that Affected Share from uncertificated to certificated form.

(G) In deciding which Shares are to be dealt with as Affected Shares the Directors shall, where applicable, be entitled to have regard to the Interests in Relevant Shares which in their sole opinion have directly or indirectly caused or contributed to the determination under sub-paragraph (i) of paragraph (D) but subject thereto shall, so far as practicable, have regard to the chronological order in which particulars of Relevant Shares have been, or are to be, entered in the relevant Separate Register (and accordingly treat as Affected Shares those Relevant Shares which have been acquired, or details of which have been entered in the relevant Separate Register, most recently) save in circumstances where the application of such criterion would in the sole opinion of the Directors be inequitable or would in the sole opinion of the Directors be likely to result for any reason in the exercise of the Directors' powers under this Article 44 being illegal or unenforceable, in which event the Directors shall apply such other criterion or criteria as they may, in their absolute discretion, consider appropriate.

(H) The transfer of any Share shall be subject to the approval of the Directors if, in the opinion of the Directors, such Share would upon transfer become, or would be capable of being treated as, or would continue or be capable of continuing to be capable of being treated as, an Affected Share and the Directors may refuse to register the transfer of any such Share; Provided that, in the case of a Share held in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations, but Provided further that the Directors may make such arrangements as they may think fit to convert the relevant Share from uncertificated to certificated form if such conversion might enable to the Directors to exercise their discretion under this Article 44(H).

(I) For the purpose of a sale under paragraph (F)(ii)(b) or (F)(iii)(b) of this Article of a Share held in certificated form, the Directors may appoint any person to execute as transferor an instrument of transfer in favour of the transferee and may enter the name of the transferee in respect of the transferred Share in the Register of Members notwithstanding the absence of any share certificate and such instrument of transfer shall be as effective as if it had been executed by the registered holder and title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale of an Affected Share shall be received by the Company (whose receipt shall be a good discharge for the purchase money), shall be converted into sterling (if necessary) and shall be held on trust for and paid (together with interest at such rate as the Directors deem appropriate) to the former registered holder (or, in the case of joint holders, the first-named joint holder thereof in the Register of Members) upon surrender by him or on his behalf of any certificate in respect of the Affected Shares sold and formerly held by him. When an Affected Share has been sold as aforesaid the Directors shall notify the former registered holder of the Share and inform him that the net proceeds of sale of the Share will be paid to him upon surrender by him or on his behalf of any certificate in respect of the Share.

(J) Subject to the provisions of this Article:-

(i) the Directors shall, unless any Director has reason to believe otherwise, be entitled to assume without enquiry that all Shares are neither Relevant Shares (other than those Shares particulars of which are entered in either Separate Register) nor Shares which would be or be capable of being treated as Affected Shares if a determination under sub-paragraph (i) of paragraph (D) were to be made; and

(ii) the Directors shall, in their discretion, be entitled to assume that all or some specified number of the Shares (as they may determine) are Relevant Shares if they (or Interests in them) are held by a Depositary unless and for so long as, in respect of any such Shares, it is established to their satisfaction that such Shares are not Relevant Shares.

(K)               (i) The Directors shall not be obliged to serve any notice required under this Article upon any person if they do not know either his identity or address. The absence of service in such circumstances as aforesaid and any accidental error in or failure to give any notice to any person upon whom notice is required to be served under this Article shall not prevent the implementation of or invalidate any procedure under this Article.

(ii) The provisions of Articles l37 to l42 shall apply, mutatis mutandis, to the service of notices upon any member pursuant to this Article. Any notice required by this Article to be served upon a person who is not a member or to a person who is a member but to whom Article l40 applies shall be deemed validly served if it is sent through the post in a pre-paid cover addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business. Service shall in such a case be deemed to be effected at the expiration of twenty-four hours (or, where second class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(L) Any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors or any one of them or by the Chairman of the Company (including any other Director duly acting in place of the Chairman) under this Article or under Articles 64A or 71A shall be final and conclusive and neither he nor they shall be obliged to give any reasons therefor. Any disposal or transfer made, or other thing done, by or on behalf, or on the authority, of the Directors or any of them pursuant to the foregoing provisions of this Article or under Articles 64A or 71A shall be conclusive and binding on all persons concerned and shall not be open to challenge on any ground whatsoever. For the avoidance of doubt any powers, rights or duties conferred by this Article or by Articles 64A or 71A on the Directors can be exercised by a duly authorised committee of the Directors.

(M) At any time when the Directors have resolved to specify a Permitted Maximum or deal with any Shares as Affected Shares, they shall publish notice of the determination under sub-paragraph (i) of paragraph (D) and of any Permitted Maximum which has been specified, together with a statement of the provisions of this Article which can apply to Affected Shares and the name of the person or persons who will answer enquiries relating to Affected Shares on behalf of the Company, within two business days of the making of any such determination, in such manner as is prescribed for the making of announcements under the rules and regulations of each stock exchange on which Shares or securities evidencing the right to receive Shares are, at the instigation of the Company, listed, quoted or dealt in as at the date of making of such determination. At other times the Directors shall from time to time so publish information as to the number of Shares particulars of which have been entered in each Separate Register.

(N) The Directors shall not be required to make either Separate Register available for inspection by any person but shall provide persons who make enquiries which the Directors determine in their sole discretion to be bona fide with information as to the aggregate number of Shares of which particulars are from time to time entered in either Separate Register.

(O) If, at any time when a determination under sub-paragraph (i) of paragraph (D) has been made and not withdrawn, any person enquires of the Directors whether the aggregate number of Relevant Non-EU Shares or Relevant Non-UK Shares exceeds any Permitted Maximum applying for the time being, or whether any Shares in the Company which such person proposes to purchase or in which such person proposes to acquire an Interest would in the opinion of the Directors upon such purchase or acquisition become or be capable of becoming or being treated as Affected Shares, whether by reason of any Permitted Maximum being exceeded or otherwise, the Directors shall, on sufficient information being given to them to enable them to answer the enquiry, notify the enquirer whether in their opinion the Shares would become or be capable of becoming Affected Shares if he were to purchase them or acquire an Interest in them. Notwithstanding the foregoing, any such notification shall not be binding on the Directors or the Company and shall not prevent such Shares being subsequently identified as Affected Shares, and the Directors and the Company shall not (in the absence of fraud) be liable in any way if such Shares subsequently become Affected Shares.

(P)               (i) The provisions of sub-paragraph (ii) of paragraph (D) of this Article shall apply until such time as the Directors have resolved that grounds for the making of a determination under sub-paragraph (i) of paragraph (D) have ceased to exist and the Directors shall thereupon withdraw such determination.

(ii) On withdrawal of the determination under sub-paragraph (i) of paragraph (D), the Directors shall cease to act pursuant to such determination and shall remove any Permitted Maximum that they may have specified and shall inform every person on whom an Affected Share Notice has been served in respect of an Affected Share which has not yet been transferred or sold by the Company in accordance with paragraph (F) of this Article that the provisions of paragraph (F) of this Article no longer apply in respect of such Share (which on such withdrawal shall cease to be an Affected Share) and shall serve a Termination Notice in respect of each outstanding Voting Notice. However, the withdrawal of such a determination shall not affect the validity of any action taken by the Chairman (or any Director duly acting as such) or the Directors, as the case may be, under this Article whilst that determination remained in effect and such actions shall not be open to challenge on any ground whatsoever. The Directors shall publicise the withdrawal of any determination the existence of which has been publicised under paragraph (M) of this Article in the same manner as they are required to publicise its existence under such paragraph (M).

(iii) The Chairman and the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person for failing to treat any Share as an Affected Share or any person as a Relevant Person in accordance with the provisions of this Article and neither shall the Chairman nor any Director be liable to the Company or any other person if, having acted reasonably and in good faith, they determine erroneously that any Share is an Affected Share, or that any person is a Relevant Person, or on the basis of such determination or any other determination or resolution, they perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under this Article in relation to such Share or person or perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under Articles 64A and 71A.

(Q) For the purposes of this Article:-

(i) a person who has an Interest in Shares by virtue of having an Interest in Depositary Receipts shall be deemed to have an Interest in the number of Shares represented by such Depositary Receipts and not (in the absence of any other reason why he should be so treated) in the remainder of the Depositary Shares held by the relevant Depositary; and

(ii) a person who has an Interest in Shares the registered holder of which is a Stock Exchange Nominee (other than an Interest arising solely as a result of a Stock Exchange Nominee being the registered holder of such Shares) shall not (in the absence of any other reason why he should be so treated) be deemed to have an Interest in the remainder of the Shares held by such Stock Exchange Nominee.

TRANSMISSION OF SHARES

45. In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

46. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer by such member.

47. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

UNTRACED SHAREHOLDERS

48.               (A) The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

(i) during the period of twelve years prior to the date of the publication of the advertisements referred to in sub-paragraph (ii) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

(ii) the Company shall on expiry of the said period of twelve years have inserted advertisements, both in a leading London daily newspaper and in a newspaper circulating in the area of the address at which service of notices upon such member or other person may be effected in accordance with these Articles, giving notice of its intention to sell the said shares; and

(iii) during the said period of twelve years and the period of three months following the publication of the last of the said advertisements the Company shall have received indication neither of the whereabouts nor of the existence of such member or person entitled by transmission to the shares.

(B) To give effect to any such sale of shares held in certificated form, the Company may appoint any person to take any action required to transfer such shares, including the execution as transferor of an instrument of transfer in favour of the transferee of the said shares , and may enter the name of the transferee in respect of the transferred shares in the Register of Members notwithstanding the absence of any share certificate and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall be received by the Company (whose receipt shall be a good discharge for the purchase money), shall be converted into sterling (if necessary) and shall be held on trust for and paid (together with interest at such rate as the Directors deem appropriate) to the former registered holder (or, in the case of joint holders, the first-named joint holder thereof in the Register of Members) or other person previously entitled as aforesaid upon surrender by him or on his behalf of any certificate in respect of the shares sold.

GENERAL MEETINGS

49. An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

50. The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

51.              (A) An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution, or (save as provided by the Statutes) a resolution of which special notice is given to the Company, shall be called by twenty-one days' notice in writing at the least and any other Extraordinary General Meeting by fourteen days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company; Provided that the Company may determine that only those persons entered on the relevant Register of Members at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice; and Provided also that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

(i) in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

(ii) in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right;

Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting. References in this Article to a notice "in writing" include the use of electronic communications and publication on a web-site in accordance with the Statutes.

(B) The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a General Meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any member or proxy to attend a General Meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any General Meeting to which such arrangements apply the Directors shall, and in the case of any other General Meeting the Directors may, when specifying the place of the General Meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside ("the Principal Place") and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the General Meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places; Provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

52.              (A) Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

(B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

(C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

53. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

(i) declaring dividends;

(ii) receiving and/or adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

(iii) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

(iv) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting); and

(v) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

PROCEEDINGS AT GENERAL MEETINGS

54. The Chairman of the Directors, failing whom the Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

55. No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

56. If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. At the adjourned meeting any two members present in person or by proxy and entitled to vote shall be a quorum.

57. The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place; and if it appears to the chairman that it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present, he may adjourn the meeting to another time and place or sine die without the need for such consent; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for thirty days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

58. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

58A. The Directors may direct that persons wishing to attend any General Meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and the Directors shall be entitled in their absolute discretion to, or to authorise some one or more persons to, refuse entry to or eject from such General Meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

59. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an Ordinary Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon.

60.              (A) Any resolution put to the vote of a General Meeting at which the holder(s) of the Special Voting Share is (are) entitled to vote (other than a procedural resolution) shall be decided on a poll.

(B) Any other resolution put to the vote of a General Meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:-

(a) the chairman of the meeting; or

(b) not less than five members present in person or by proxy and entitled to vote; or

(c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (other than the holder(s) of the Special Voting Share); or

(d) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (other than the Special Voting Share).

61. A demand for a poll may be withdrawn only with the consent of the chairman of the meeting. Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

63. A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. A poll on which the holder(s) of the Special Voting Share is (are) entitled to vote shall remain open for so long as the chairman may determine. Any poll may, as the chairman shall direct, close at different times for different classes of shares; Provided that a poll on which the holder(s) of the Special Voting Share is (are) entitled to vote shall close for the holders of Ordinary Shares before it closes for the holder(s) of the Special Voting Share. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded and if the demand for a poll is withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is earlier, it shall not invalidate the result of a show of hands decided before the demand was made.

64.              (A) Subject to paragraph (B) of this Article and subject to Articles 44 and 64A and subject to any other special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

(B) For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the relevant Register of Members in order to have the right to attend or vote at the meeting or adjourned meeting.

64A            (A) Subject to the remaining provisions of this Article, the holder(s) of the Special Voting Share shall not be entitled to attend, speak or vote at any General Meeting but shall be entitled to receive notice of any General Meeting.

(B) Notwithstanding the provisions of paragraph (A) of this Article, the holder(s) of the Special Voting Share shall be entitled to attend at any General Meeting, and to cast on a poll the votes attaching to the Special Voting Share in accordance with this Article, at any time after the delivery of a Voting Notice (as defined below) to the holder(s) of the Special Voting Share, unless a Termination Notice (as defined below) has become effective in relation to such Voting Notice. However, the Special Voting Share shall at no time entitle its holder(s) to vote on a show of hands.

(C) In this Article 64A (and, as applicable, in Article 44):-

(i) a "Voting Notice" is a written notice in the form of a certificate signed by a Director or the Secretary which is served on the holder(s) of the Special Voting Share, which clearly and prominently states that it is a Voting Notice and which states that the Directors have determined, by reference to the Separate Non-UK Register and by reference to any other evidence that the Directors may (in their sole discretion) consider relevant, that UK Shares represent, or are reasonably likely to represent at the time of the next scheduled General Meeting of the Company, 50 per cent. or less of the Ordinary Shares of the Company;

(ii) "UK Shares" are all issued Ordinary Shares from time to time other than Relevant Non-UK Shares;

(iii) the "Specified Number" of votes in relation to any particular resolution of the Company shall be such number of votes (rounded upwards to the nearest whole number) as, when aggregated with the number of votes which are capable of being cast on such resolution by holders of UK Shares in respect of such UK Shares (assuming all such holders were to attend the relevant General Meeting and otherwise be entitled under these Articles to vote on such resolution), shall be equal to 50 per cent. of the total number of votes which (on the same assumptions) are capable of being cast on such resolution, plus one vote;

(iv) a "Termination Notice" is a written notice in the form of a certificate signed by a Director or the Secretary which is delivered to the holder(s) of the Special Voting Share, which clearly and prominently states that it is a Termination Notice and which states that a particular identified Voting Notice shall cease to apply from the date specified in the Termination Notice or the date of delivery of such Termination Notice, whichever is the later;

(v) a Voting Notice and/or a Termination Notice shall be deemed delivered to the holder(s) of the Special Voting Share on receipt by such holder(s); and

(vi) words or expressions defined in Article 44 shall bear the same meaning when used in this Article 64A.

(D) The Directors may only serve a Voting Notice on the holder of the Special Voting Share where the Directors determine that it is necessary or desirable to take steps in order to protect any Operating Right of the Company or any subsidiary of the Company or the status of the Company or such subsidiary as a United Kingdom airline by reason of the fact that:-

(i) an Intervening Act has taken place;

(ii) an Intervening Act is contemplated, threatened or intended;

(iii) the aggregate number of Relevant Shares particulars of which are entered in the Separate Non-UK Register is such that an Intervening Act may occur or be contemplated, threatened or intended; or

(iv) the ownership or control of the Company is otherwise such that an Intervening Act may occur or be contemplated, threatened or intended,in the case of each of (iii) and (iv) above, taking into account (inter alia) the likelihood of further increases in the aggregate number of Relevant Non-UK Shares and/or other changes in the ownership or control of the Company.

(E) Following the delivery of a Voting Notice and until a Termination Notice has been delivered in respect of that Voting Notice, the necessary quorum for a General Meeting shall, in addition to the provisions of Articles 55 and 56, require the holder(s) of the Special Voting Share to be present in person (including, for the avoidance of doubt, by its corporate representative) or by proxy.

(F) On any resolution, the Specified Number of votes attaching to the Special Voting Share may only be cast for such resolution, cast against such resolution, or not voted in respect of such resolution in the same proportions as the proportions in which holders of UK Shares (i) have validly cast votes attaching to such UK Shares in favour of such resolution; (ii) have validly cast votes attaching to such UK Shares against such resolution; and (iii) have not cast votes attaching to such UK Shares in relation to such resolution (in the case of (iii), whether or not such holders attend or are represented at the relevant General Meeting). For the avoidance of doubt, in any case where no votes whatsoever are cast on a resolution by holders of UK Shares in respect of such shares, no votes attaching to the Special Voting Share shall be cast on the resolution.

(G) Where the requirements of Article 64A(F) would result in a fractional split of any vote, such single vote shall instead be cast in favour of the relevant resolution.

(H) The determination of the Directors as to (i) the Specified Number of votes; and (ii) the proportion in which such votes shall be cast (and/or not cast) pursuant to paragraphs (F) and (G) of this Article 64A shall be final and conclusive.

(I) The Directors must publish notification of each Voting Notice and Termination Notice, within two business days of the date of issue of any such notice, in such manner as is prescribed for the making of announcements under the rules and regulations of each stock exchange on which Shares or securities evidencing the right to receive Shares are, at the instigation of the Company, listed, quoted or dealt in as at the date of issue of such notice.

65. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

66. Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company. To be valid for a particular General Meeting, evidence of the appointment must have been received at the Transfer Office (or such other place as may be specified in accordance with these Articles for the receipt of appointments of a proxy in writing which are not electronic communications) not later than the last time at which such appointment of a proxy should have been received in order to be valid for use at that meeting or adjourned meeting.

67. No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

68. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

69. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

70. A proxy need not be a member of the Company.

71. An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:-

(A) in the case of an individual shall be signed by the appointor or his attorney; and

(B) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation. The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to Article 72(C), failing which the instrument may be treated as invalid. In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

71A. The Directors may, at any time and from time to time, determine such means of identifying whether votes are being cast in respect of UK Shares or not as they may, in their absolute discretion, consider appropriate. In making such identification, the Company shall (without limitation) be entitled to require shareholders (other than the holder(s) of the Special Voting Share) to indicate, on any instrument appointing a proxy and/or on any form used to cast a vote on any poll, how many of the Shares in respect of which they are voting are UK Shares and whether the votes attaching to those UK Shares are being cast for or against each relevant resolution. The Directors may, subject to any other evidence that they may in their absolute discretion consider relevant to their determination and without limitation to the generality of this provision, deem any Shares not to be UK Shares to the extent that no response is made to such a request for information.

72.              (A) An instrument appointing a proxy which is not contained in an electronic communication must be left at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting or in any notice of adjournment or, in either case, in any accompanying documents (or, if no place is so specified, at the Transfer Office) not less than forty-eight hours before the time appointed for the holding of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid.

(B) An appointment of a proxy may only be made in an electronic communication if an address has been specified for the purpose of receiving electronic communications in the notice convening the meeting or in any notice of adjournment or, in either case, in any accompanying documents. In such case, an instrument appointing a proxy contained in an electronic communication must be received at such address not less than forty-eight hours before the time appointed for the holding of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid.

(C) Any authority pursuant to which an appointment of a proxy in such an instrument is made or a copy of the authority, duly certified must (failing previous registration with the Company) be received at the Transfer Office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of adjournment or, in either case, in any accompanying documents) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting, failing which the instrument may be treated as invalid.

(D) The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

(E) No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting (or a poll after a meeting or an adjourned meeting) even after 12 months, if it was valid for the original meeting.

(F) Notwithstanding any other provision of this Article 72, a proxy and/or any authority pursuant to which an appointment in such an instrument is made or a copy of the authority (duly certified) received from the holder(s) of the Special Voting Share will be valid if it is received by the chairman of the relevant General Meeting before the close of the poll to which it relates.

73. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll and to speak at the meeting.

74. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast. In this Article, references to "in writing" may, if notified by the Directors, include the use of electronic communications subject to such terms and conditions as the Directors may decide.

74A. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting, the one which is the last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the other(s) as regards that share; if the Company is unable to determine which was the last received, none of them shall be treated as valid in respect of that share.

CORPORATIONS ACTING BY REPRESENTATIVES

75.     Subject to Article 75A, any corporation or corporation sole which is a member of the Company may in the case of a corporation, by resolution of its directors or other governing body, authorise such person or (if such corporation is (or is a nominee or custodian trustee for) a person of a kind mentioned in section (i) of the definition of Exempted Share in Article 44 or, as provided in Article 75A, if such corporation is a Nominee acting in its capacity as such) persons as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or of any class of members of the Company. A person so authorised shall be entitled to exercise the same powers on behalf of the grantor of the authority (in respect of that part of the grantor's holding to which his authorisation relates, in the case of an authorisation of more than one person) as the grantor could exercise if it were an individual member of the Company, and the grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

75A.              (A) For the purposes of these Articles, 'Investor' means a person, not being a registered shareholder, having an Interest in any shares in the Company and 'Nominee' means a registered shareholder holding shares on behalf of an Investor.

(B) A Nominee shall be entitled to appoint more than one Investor as its representative or to appoint a representative in respect of part or parts of its holding provided that the Company receives from the Nominee, not more than, seven (7) days and not less than 48 hours before the time fixed for the meeting, a notice in a form reasonably acceptable to the Directors stating:

(i) that the Investor is authorised to represent the Nominee at the relevant meeting;

(ii) the part of the Nominee's holding to which the authorisation relates, being the number of shares of which the Nominee is the registered holder in which the Investor is interested; and

(iii) that the Nominee has not and will not appoint any other person as its representative, except in respect of other shares of which the Nominee is the registered holder.

DIRECTORS

76. Subject as hereinafter provided the Directors shall not be less than four in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or fix and from time to time vary a maximum number of Directors.

77. A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

78. The ordinary remuneration of the Directors shall not exceed a maximum determined from time to time by an Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

79. Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

80. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

81.              (A) The Directors shall have power to pay and agree to pay pensions orother retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums provided that such powers shall not be exercisable in favour or for the benefit or in respect of any Director or ex-Director who is not or has not been an employee of or held any other office or place of profit under the Company or any of its subsidiaries without the sanction of an Ordinary Resolution of the Company.

(B) Without prejudice to the provisions of Article l46, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a Director, Secretary, other officer or employee of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the precedessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not an incorporated body, owned by or in which an interest is owned by the Company or any such other company, or for the benefit of any other person or persons if the Directors consider it necessary or desirable, against any liability incurred by such persons including (without prejudice to the generality of the foregoing) insurance in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any other such company, subsidiary undertaking or body or otherwise as considered by the Directors to be necessary or desirable.

82. A Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

83.              (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

(B) The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director or Chief Executive shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

84. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

85. Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as a Director on account of his having reached any specified age, or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall apply to the Company.

86. The office of a Director shall be vacated in any of the following events, namely:-

(i) if he shall become prohibited by law from acting as a Director;

(ii) if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

(iii) if he shall have a receiving order made against him or shall compound with his creditors generally;

(iv) if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(v) if he is removed by notice in writing from the Chairman pursuant to Article 44;

(vi) if he shall be removed from office by notice in writing served upon him signed by a majority of his co-Directors; but so that, in the case of the events mentioned in (v) and (vi) above, if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company. In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

87. Each Director shall retire from office at the third Annual General Meeting after the Annual General Meeting at which he was last elected.

88. A retiring Director shall be eligible for re-election.

89. The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

(i) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(ii) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

(iii) where the default is due to the moving of a resolution in contravention of the next following Article;

(iv) where such Director has attained any retiring age applicable to him as Director. The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break. In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

90. A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

91. No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected. In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

92. The Company may, in accordance with and subject to the provisions of the Statutes, by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

93. The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto, the Directors shall also have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election.

ALTERNATE DIRECTORS

94.              (A) Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

(B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

(C) An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director provided that an alternate Director appointed by the Chairman shall not be entitled to exercise any power which the Chairman is entitled to exercise under Article 44(D)(ii). If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

(D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(E) In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

MEETINGS AND PROCEEDINGS OF DIRECTORS

95. Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall with proper expedition, summon a meeting of the Directors. Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retroactive. In this Article, references to "in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.

96. The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

96A. All or any of the Directors may participate in a meeting of the Directors by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or to be counted in the quorum accordingly.

97. Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

98.              (A) Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(B) Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

(i) the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii) the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be interested as a holder of securities or as a participant in the underwriting or sub-underwriting thereof;

(iv) any proposal concerning any other company in which he is interested (as the term is used in Part VI of the Act) directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he (together with persons connected with him within the meaning of Section 346 of the Act) does not have an interest (as that term is used in Sections 198 to 211 of the Act) in one per cent. or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(v) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme or Employees' Share Scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes and which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangements relate, provided that he shall not vote in respect of his own participation thereunder; and

(vi) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company, provided that for the purpose of this sub-paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 81(B) or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors of the Company.

(C) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (B)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(D) If any question shall arise at any time as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of such Director has not been fairly disclosed.

(E) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

99. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

l00.              (A) The Directors may elect from their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

(B) If at any time there is more than one Deputy Chairman, the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

l01. A resolution in writing signed by all the Directors for the time being in the United Kingdom shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors. In this Article, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

l02. The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to, or the conferring of any other benefit on, all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors. Insofar as any such power or discretion is delegated to a committee or sub-committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee.

l03. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

l04. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

BORROWING POWERS

l05.              (A) Subject as hereinafter provided and to the provisions of the Statutes the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertakings, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (so far as regards subsidiaries, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group (which expression in this Article means and includes the Company and its subsidiaries for the time being) and for the time being owing to persons outside the Group shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed the aggregate of the principal amount of the 9 3/4 per cent. Convertible Capital Bonds 2005 issued by British Airways Capital Limited and outstanding from time to time and an amount equal to two and one half times the Adjusted Capital and Reserves.

(C) For the purpose of the foregoing limit the following provisions shall apply:-

(i) there shall be deemed, subject as hereinafter provided, to have been borrowed and to be outstanding as monies borrowed of the relevant member of the Group (to the extent that the same would not otherwise fall to be taken into account):-

(a) the principal amount of all debentures of any member of the Group which are not for the time being beneficially owned within the Group;

(b) the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(c) the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary of the Company not for the time being beneficially owned by other members of the Group;

(d) the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other monies borrowed (not being shares or debentures which are or monies borrowed the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is guaranteed or wholly or partly secured by any member of the Group;

(e) any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other monies borrowed falling to be taken into account;

(f) any fixed amount in respect of any Finance Lease (as hereinafter defined) payable by the Company or any of its subsidiaries which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the latest available audited consolidated balance sheet of the Company; for this purpose "Finance Lease" means a contract between a lessor and the Company or one of its subsidiaries as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee;

(ii) monies borrowed by any member of the Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other monies borrowed falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves be taken into account;

(iii) any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business shall be deemed not to be monies borrowed;

(iv) monies borrowed by a partly-owned subsidiary and not owing to another member of the Group shall be taken into account subject to the exclusion of a proportion thereof equal to the minority proportion and monies borrowed and owing to a partly-owned subsidiary by another member of the Group shall be taken into account to the extent of a proportion thereof equal to the minority proportion; for the purposes aforesaid "minority proportion" shall mean the proportion of the issued equity share capital of such partly-owned subsidiary which is not attributable to the Company;

(v) an amount equal to the monies borrowed by any body corporate at the time it becomes a subsidiary of the Company and an amount equal to monies borrowed remaining secured at the time of acquisition on any asset acquired by the Company or any of its subsidiaries shall be deemed not to be borrowed monies for a period of six months thereafter;

(vi) monies borrowed by a subsidiary of the Company the whole or substantially the whole of whose business comprises the business of banking and which are applied by such subsidiary for the purposes of such business shall be deemed not to be monies borrowed except to the extent that any such monies have been borrowed from any such subsidiary by, or the repayment thereof is guaranteed by, the Company or another of its subsidiaries;

(vii) there shall be credited against the amount of any monies borrowed any amounts beneficially owned by the Company or any of its subsidiaries which are deposited with any bank or other person (whether on current account or otherwise) not being the Company or one of its subsidiaries and which are repayable to the Company or any of its subsidiaries on demand or within three months of any demand, subject, in the case of money deposited by a partly owned subsidiary, to the exclusion of a proportion thereof equal to the minority proportion (as defined in paragraph (iv) above);

(viii) when the aggregate amount of monies borrowed at any material time is being ascertained:-

(a) any such monies borrowed by the Company or any of its subsidiaries denominated or repayable in a currency other than sterling shall be translated for the purposes of calculating the sterling equivalent:-

(l) with the exception of Excepted Foreign Currency Borrowings (as hereinafter defined), at the rate of exchange prevailing at the material time in London provided that all of such monies borrowed shall be translated (if thereby such sterling aggregate amount would be less) at the option of the Company either at the rate of exchange prevailing in London at the date of the latest available audited consolidated balance sheet of the Company or at the rate of exchange prevailing in London on the day six months before the material time; for the purposes of this sub-clause the rate of exchange shall be taken as the middle market rate as at the close of business in London on the relevant day (or, if such day is not a business day) as supplied by such person or calculated on such basis as the Auditors may determine or approve;

(2) in the case of any Excepted Foreign Currency Borrowings at the rate of exchange which would be applicable to such monies borrowed on their repayment to the extent that such rate of exchange is fixed under any Exchange Cover Scheme (as hereinafter defined) in connection with such monies borrowed provided that where it is not possible to determine the rate of exchange applicable at the time of repayment of any such monies borrowed they shall be translated into sterling under the terms of the applicable Exchange Cover Scheme on such basis as may be agreed with, or determined by the Auditors, or, if this is agreed by the Auditors not to be practicable, in accordance with the provisions of (i) above;

(b) For the purposes of this sub-paragraph (viii):-

(l) "Excepted Foreign Currency Borrowings" means monies borrowed denominated or repayable in a currency other than sterling which have the benefit of an Exchange Cover Scheme and "Exchange Cover Scheme" means H.M. Treasury exchange cover scheme or any other exchange cover scheme or arrangement, or any forward currency contract, currency option, back to back loan or swap taken out or entered into to reduce the risks associated with fluctuations in exchange rates;

(2) where under the terms thereof the amount of money which would be required to discharge the principal amount of monies borrowed in full if it fell to be repaid (whether at the option of the company borrowing the same or by reason or default) at such material time is less than the amount which would otherwise be taken into account in respect of such monies borrowed for the purposes of this Article, the amount of such monies borrowed to be taken into account shall be such lesser amount; and

(ix) for the avoidance of doubt no amount shall be taken into account more than once in any calculation of monies borrowed and the following shall not be included as monies borrowed:-

(a) pre-payments made to the Company or its subsidiaries;

(b) payments made to the Company or its subsidiaries by way of deposit or security in respect of goods or services;

(c) commitments of the Company or its subsidiaries under hire-purchase agreements, operating and other leases except any lease which constitutes a Finance Lease.

(D) In this Article the expression "Adjusted Capital and Reserves" means at any material time a sum equal to the aggregate of:-

(a) the amount paid up on the issued share capital of the Company; and

(b) the amount standing to the credit of the capital and revenue reserves of the Company and its subsidiaries (including any share premium account or capital redemption reserve) after adding thereto or deducting therefrom any balance to the credit or debit of profit and loss account, all based on a consolidation of the then latest available audited balance sheets of the Company and its subsidiaries but after:-

(i) deducting sums equivalent to the book values of goodwill and any other intangible assets shown in such consolidation (adjusted as aforesaid);

(ii) making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than twelve months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iii) making such adjustments as may be appropriate in respect of any distributions declared, recommended or made by the Company or its subsidiaries (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest available audited balance sheet of the Company or subsidiary (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

(iv) making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiaries since the date of the latest available audited balance sheet of the Company;

(v) if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(vi)     excluding minority interests in subsidiaries; and

(vii) making such adjustment as may be appropriate to exclude the effect of any provision for deferred taxation which, in the reasonable opinion of the Directors, is unlikely to result in a payment of tax in the foreseeable future.

(E)              (i) The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned. Nevertheless for the purposes of this Article the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration of six months after the date on which by reason of a determination of the Auditors or otherwise the Directors became aware that such a situation has or may have arisen.

(ii) If as a result of any change in legislation relating to or affecting taxation matters any fixed amount payable by the Company or any of its subsidiaries in respect of any Finance Lease (as hereinbefore defined) shall increase and if in consequence the limit hereinbefore contained is exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration if six months after the date on which the Directors became aware that such a situation has arisen.

(F) No person dealing with the Company or any of its subsidiaries shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

GENERAL POWERS OF DIRECTORS

l06. The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

l07. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

l08. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

l09. The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board of Directors.

ll0. Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

ll1. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

ll2. The Directors may from time to time appoint to the office of special director any employee of the Company. The special directors shall have such duties and powers as the Directors may from time to time determine. The special directors shall attend meetings of the Directors when the Directors resolve that their presence is required and the Directors may consult with them on all matters of importance in the general administration of the business of the Company, but they shall not vote on any resolution submitted to a meeting of the Directors. Any persons appointed as special directors shall not be Directors within the meaning of the expression "the Directors" in these Articles or as persons occupying the position of Directors for the purpose of the Statutes and shall remain at all times and in all respects under the control of the Directors and they (or any of them) may at any time be removed or suspended from office by the Directors.

SECRETARY

ll3. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy or Assistant Secretaries.

THE SEAL

ll4.              (A) The Directors shall provide for the safe custody of the Seal which shall not be used without the authority of the Directors or of a committee duly authorised by the Directors, which authority may be of a general nature and need not apply to specific documents or transactions.

(B) Every instrument to which the Seal shall be affixed shall be signed autographically by one Director or by a Director and the Secretary or by the Secretary alone or by some other person authorised by a resolution of the Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or signature shall be dispensed with or affixed by some method or system of mechanical signature.

ll5. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

ll6. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

ll7. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

DIVIDENDS

ll8. The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

l19. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

l20. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

l21. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

121A. Dividends may be declared or paid in any currency. The Directors may decide the basis of conversion for any currency conversions that may be required and how any costs involved are met.

l22. Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

l23. Subject as herein provided no dividend or other monies payable on or in respect of a share shall bear interest as against the Company.

l24.              (A) The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

(B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

l25. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

l26. All dividends, interest or other sums payable unclaimed after having been declared or become payable may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

l27. The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

l28. Any dividend or other monies payable in cash on or in respect of a share may be paid (i) by cheque, warrant or similar financial instrument sent through the post or by other means to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct; (ii) by interbank transfer to such account as the payee or payees shall in writing direct; (iii) in the case of dividends or other monies relating to shares in uncertificated form, by means of a relevant system (as defined in the Regulations); or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque, warrant or similar financial instrument shall be made payable to or to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque, warrant or similar financial instrument by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque, warrant or similar financial instrument shall be sent at the risk of the person entitled to the money represented thereby.

l29. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

l30. Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights in respect of such dividend of transferors and transferees of any such shares inter se.

CAPITALISATION OF PROFITS AND RESERVES

l31. The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being in issue, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully-paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

132 In respect of any dividend proposed to be paid or declared at any time prior to or at the Annual General Meeting of the Company in 2006, and thereafter with the prior approval of an Ordinary Resolution of the Company passed at any General Meeting of the Company in respect of any dividend proposed to be paid or declared at any time prior to or at the fifth Annual General Meeting of the Company occurring after such General Meeting, the Directors may offer ordinary shareholders the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

(A) The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the "average quotation" of an Ordinary Share shall be the average of the middle market quotations of the Ordinary Shares on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days (as defined in Article 44) on which the Ordinary Shares are quoted "ex" the relevant dividend.

(B) If the Directors determine to offer such rights of election on any occasion they shall give notice in writing to the ordinary shareholders of the right of election offered to them and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right. The Directors may also offer to ordinary shareholders the right to elect to receive Ordinary Shares instead of cash both in respect of the relevant dividend and in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) and shall specify the procedures to be followed in order to exercise, vary or revoke such a right of election.

(C) The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised ("the elected Ordinary Shares"), and in lieu thereof additional shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis.

(D) No fraction of any share shall be allotted. The Directors may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any shareholder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such ordinary shareholder of fully paid Ordinary Shares.

(E) The additional Ordinary Shares so allotted shall rank as pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend.

(F) Article 131 (capitalisation of reserves) shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article.

(G) The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer or rights of election would or might be unlawful or cause problems under the requirements of any recognised regulatory body, and in such event the provisions of this Article shall be read and construed subject to such determination.

(H) In relation to any particular proposed dividend the Directors may in their absolute discretion withdraw the offer previously made to ordinary shareholders to elect to receive additional Ordinary Shares in lieu of cash dividend (or part thereof) at any time prior to the allotment of the additional Ordinary Shares. In this Article 132, references to "in writing" include the use of electronic communications subject to such terms and conditions as the Directors may decide.

ACCOUNTS

l33. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right to inspect any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

l34. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member of the Company, and to every holder of debentures of the Company who is entitled under the terms of the contract creating or evidencing the debentures to receive a copy, and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles; Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. If all or any of the shares or debentures of the Company shall for the time being be listed on the Official List of the UK Listing Authority or dealt in on the London Stock Exchange, there shall be forwarded to the appropriate officer of the UK Listing Authority and/or the London Stock Exchange such number of copies of such documents as may for the time being be required under its regulations or practice. For the purposes of this Article, "sending" includes using electronic communications and/or publication on a web site in accordance with the Statutes.

AUDITORS

l35. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

l36. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

l37.              (A) Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid, or, where appropriate, by sending it using electronic communications to an address for the time being notified by the member concerned to the Company for that purpose, or by publication on a web site in accordance with the Statutes, or by any other means authorised in writing by the member concerned.

(B) In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained.

(C) Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(D) Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instructions relating to the notice. Any notice or document sent by the Company using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with the guidelines issued from time to time by the Institute of Chartered Secretaries and Administrators, or such other guidelines which the Directors, in their absolute discretion, resolve to be applicable, shall be conclusive evidence that the notice was sent.

l38. Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

l39. A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also a postal address within the United Kingdom for the service of notices or (at the discretion of the Directors) an address for the purposes of electronic communications for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or documents to which the member but for his death or bankruptcy would have been entitled, and in either case, such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

l40. A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company. If on three consecutive occasions notices or other documents or communications (including any dividend payment and any balance sheet and profit and loss account) have been sent through the post to any holder of shares at his registered address or his address for the service of notices but have been returned undelivered, such holder shall not thereafter be entitled to receive notices or other such documents or communications from the Company until he shall have communicated with the Company and supplied in writing to the Company a new address for the service of notices or such other documents or communications. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Directors, have notices or documents sent to him at that address.

l4l. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised in at least two leading newspapers with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto:-

(a) if both or all advertisements appear on the same day, at noon on that day; or

(b) if both or all advertisements do not appear on the same day, at noon on the day on which the later or latest advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post (or, where appropriate, by electronic communications) if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

l42. Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular offer, notice or other document be served in any particular manner.

WINDING UP

l43. The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

l44. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

PROVISION FOR EMPLOYEES

l45. The Company shall exercise the power conferred upon it by Section 7l9 of the Act only with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require the prior consent in writing of the holders of three-fourths in nominal value of the issued shares of each class or the prior sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of each class convened and held in accordance with the provisions of Article 4.

INDEMNITY

l46. Subject to the provisions of and so far as may be consistent with the Statutes, every person who is or was at any time a Director, Secretary, other officer or employee of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of or any other body, whether or not an incorporated body, owned by or in which an interest is owned by the Company or any such other company, or any other person or persons if the Directors consider it necessary or desirable, shall be entitled, if the Directors so resolve, to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in or in connection with the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office in relation to the Company or any other such company, subsidiary undertaking or body or otherwise as considered by the Directors to be necessary or desirable.

CE021190167

No. l777777
THE COMPANIES ACTS l948 to l985
AND THE COMPANIES ACT l985

COMPANY LIMITED BY SHARES

MEMORANDUM
and
ARTICLES OF ASSOCIATION
(Adopted by Special Resolution
passed on 16 July 2002)
of

BRITISH AIRWAYS Plc

Incorporated the l3th day of
December l983